Exhibit 10

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of November 29, 2022 (this “Agreement”), by and between Consolidated Edison, Inc., a New York corporation (the “Borrower”) and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”) and Lender, relating to that certain 364-Day Senior Unsecured Term Loan Credit Agreement, dated as of June 30, 2022 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Administrative Agent and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).
RECITALS:
WHEREAS, Section 9.05 of the Credit Agreement provides that the Credit Agreement may be amended by an amendment in writing signed by the Borrower and the Required Lenders;
WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders consent to certain modifications to the Credit Agreement as set forth herein;
WHEREAS, the Administrative Agent and the Lenders party hereto (constituting the Required Lenders) are willing, on and subject to the terms and conditions hereof, to agree to the amendments set forth herein;
NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the Amendment No. 1 Closing Date (as defined below), refer to the Credit Agreement as amended hereby.
SECTION 2. Amendment to Credit Agreement. Effective as of the Amendment No. 1 Closing Date, Section 1.01 of the Credit Agreement shall be amended by replacing the definition of “Incremental Availability Period” in its entirety with the following: ““Incremental Availability Period” means the period from the Effective Date to and including January 31, 2023”.
SECTION 3. Representations of the Borrower. The Borrower represents and warrants that as of the Amendment No. 1 Closing Date, after giving effect to this Agreement, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects; provided, that to the extent that any such representation or warranty specifically refers to an earlier date such representation or warranty was true in all material respects as of such earlier date; provided, further, that any such representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date.
SECTION 4. Conditions to the Amendment No. 1 Closing Date. This Agreement shall become effective as of the first date when the Administrative Agent shall have received from the Borrower and the Lenders constituting the Required Lenders counterparts hereof or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that the Borrower has signed a counterpart hereof (such date, the “Amendment No. 1 Closing Date”).
SECTION 5. Governing Law.
(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) The jurisdiction and waiver of jury trial provisions in Sections 9.10 and 9.12 of the Credit Agreement are hereby incorporated by reference into this Agreement and shall apply, mutatis mutandis, to this Agreement.
SECTION 6. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and re-affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
SECTION 7. No Waiver. Neither the Administrative Agent nor any of its Affiliates shall be liable to the Borrower, any Lender or any of their respective Affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of the Administrative Agent, or any of their respective Affiliates, taking any action in accordance with the terms of the Credit Agreement and this Agreement, as applicable, except to the extent the Administrative Agent or its Affiliates would be liable for such losses, costs, damages or liabilities pursuant to the terms of the Credit Agreement.
SECTION 8. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9. Miscellaneous. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
CONSOLIDATED EDISON, INC., as the Borrower
By: /s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Vice President and Treasurer

[Signature Page – Amendment No. 1 to Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent and a Lender By: /s/ Sydney G. Dennis Name: Sydney G. Dennis Title: Director

[Signature Page – Amendment No. 1 to Credit Agreement]